UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 10, 2002

VINEYARD NATIONAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	0-20862	33-0309110
State or other jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Registrant’s telephone number, including area code: (909) 987-0177

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information
SIGNATURES
EXHIBIT 99.1

		Page

Item 5.	Other events	2

Item 7.	Financial Statements	3
	Pro Forma Financial Information

SIGNATURES		6

Exhibit Index

Exhibit 99.1	Press Release dated July 10, 2002
	Second Quarter Operating Results

Item 5. Other Events

Vineyard National Bancorp (the “Company”) has issued a press release regarding second quarter operating results. Financial Statements are included under Item 7. A copy of the related press release issued by the Company is attached as exhibit 99.1 and is incorporated herein by reference in its’ entirety.

Item 7. Financial Statements, Pro Forma Financial Information

VINEYARD NATIONAL BANCORP
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	June 30,	December 31,
	2002	2001	$ Change	% Change

	(unaudited)	(audited)
Assets
Federal funds sold	$2,192	$6,280	$(4,088)	-65%
Investment available-for-sale	49,543	30,550	18,993	62%
Loans	193,968	137,578	56,390	41%
Less allowance for loan losses	(2,080)	(1,450)	(630)	43%

Net loans	191,888	136,128	55,760	41%

Total Earnings Assets	243,623	172,958	70,665	41%
Cash and due from banks	12,580	8,430	4,150	49%
Premises and equipment, net	5,363	5,388	(25)	0%
Other real estate owned, net	—	—
Other assets	6,492	4,510	1,982	44%

Total Assets	$268,058	$191,286	$76,772	40%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$51,457	$45,951	$5,506	12%
Interest-bearing	154,328	113,430	40,898	36%

Total Deposits	205,785	159,381	46,404	29%
Federal Home Loan Bank advances	31,500	3,000	28,500	950%
Convertible debentures	3,650	3,750	(100)	-3%
Company obligated preferred trust debentures	12,000	12,000	—	0%
Other liabilities	3,013	2,700	313	12%

Total Liabilities	255,948	180,831	75,117	42%
Stockholders’ Equity
Stockholders’ Equity	11,817	10,490	1,327	13%
Cumulative other comprehensive gain/(loss)	293	(35)	328	NA

Total Stockholders’ Equity	12,110	10,455	1,655	16%

Total Liabilities and Stockholders’ Equity	$268,058	$191,286	$76,772	40%

Number of Shares of Common Stock Outstanding	1,925,792	1,876,126
Net Book Value of Common Stock, Basic	$6.29	$5.57
Net Book Value of Common Stock, Diluted	$5.87	$5.39

CONTACT:

Vineyard National Bancorp, Rancho Cucamonga, CA
Norman Morales, (909) 987-0177

Item 7. Financial Statements, Pro Forma Financial Information

VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,

	2002	2001	$ Change	% Change

Interest Income
Loans, including fees	$3,806	$2,347	$1,459	62%
Investment securities and Federal funds sold	662	420	242	58%

Total Interest Income	4,468	2,767	1,701	61%
Interest Expense
Deposits	982	790	192	24%
Other borrowings	347	65	282	434%

Total Interest Expense	1,329	855	474	55%
Net Interest Income	3,139	1,912	1,227	64%
Provision for loan losses	335	300	35	12%

Net interest income after provision for loan losses	2,804	1,612	1,192	74%
Other operating income	673	476	197	41%

Gross Operating Income	3,477	2,088	1,389	67%
Operating Expenses
Salaries and benefits	954	1,090	(136)	-12%
Occupancy and equipment	409	309	100	32%
Other operating expenses	861	685	176	26%

Total Operating Expenses	2,224	2,084	140	7%
Earnings before income taxes	1,253	4	1,249	31225%
Income tax provision (benefit)	499	(361)	860	NA

Net Earnings	$754	$365	$389	107%

Basic earnings per common share	$0.39	$0.20	$0.20	100%
Diluted earnings per common share	$0.29	$0.17	$0.12	73%
Efficiency Ratio	58%	87%

Item 7. Financial Statements, Pro Forma Financial Information

VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
(dollars in thousands, except per share amounts)

	Six Months Ended June 30,

	2002	2001	$ Change	% Change

Interest Income
Loans, including fees	$7,116	$4,377	$2,739	63%
Investment securities and Federal funds sold	1,124	726	398	55%

Total Interest Income	8,240	5,103	3,137	61%
Interest Expense
Deposits	1,816	1,452	364	25%
Other borrowings	663	65	598	920%

Total Interest Expense	2,479	1,517	962	63%
Net Interest Income	5,761	3,586	2,175	61%
Provision for loan losses	535	300	235	78%

Net interest income after provision for loan losses	5,226	3,286	1,940	59%
Other operating income	1,201	912	289	32%

Gross Operating Income	6,427	4,198	2,229	53%
Operating Expenses
Salaries and benefits	2,275	2,044	231	11%
Occupancy and equipment	749	591	158	27%
Other operating expenses	1,569	1,293	276	21%

Total Operating Expenses	4,593	3,928	665	17%
Earnings before income taxes	1,834	270	1,564	579%
Income tax provision (benefit)	726	(361)	1,087	NA

Net Earnings	$1,108	$631	$477	76%

Basic earnings per common share	$0.58	$0.34	$0.24	70%
Diluted earnings per common share	$0.44	$0.31	$0.13	43%
Efficiency Ratio	66%	87%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2002	By:	/s/ Norman Morales

Norman Morales President and Chief Executive Officer